                                                                   EXHIBIT 3.3

                          CERTIFICATE OF INCORPORATION

                                       OF

                            VON HOFFMANN CORPORATION

          THE UNDERSIGNED, being a natural person for the purpose of organizing a corporation under the General Corporation Law of the State of Delaware, hereby certifies that:

          FIRST: The name of the Corporation (which is hereinafter referred to as the "Corporation") is: "Von Hoffmann Corporation."

          SECOND: The address of the registered office of the Corporation in the State of Delaware is c/o The Corporation Trust Company, 1209 Orange Street, City of Wilmington, Country of New Castle, State of Delaware. The name of the registered agent of the Corporation in the State of Delaware at such address is The Corporation Trust Company.

          THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as from time to time amended (the "DGCL"). The Corporation shall have all powers that may now or hereafter be lawful for a corporation to exercise under the DGCL.

          FOURTH: (a) The total number of shares of capital stock which the Corporation shall have authority to issue is 102 million, of which 100 million shares, with the par value of $.01 per share, shall be designated Common Stock, and two million shares, with the par value of $.01 per share, shall be designated Preferred Stock.

          (b) Each share of Common Stock shall entitle the holder thereof to one
(1) vote on all matters submitted to a vote of the stockholders of the Corporation.

          (c) Shares of Preferred Stock may be issued from time to time in one or more series of any number of shares as may be determined from time to time by the Board of

Directors of the Corporation, provided that the aggregate number of shares issued and not canceled of any and all such series shall not exceed the total number of shares of Preferred Stock authorized by this Certificate of Incorporation. Each series of Preferred Stock shall be distinctly designated. Except in respect of the particulars fixed for series by the Board of Directors of the Corporation as permitted hereby, all shares shall be alike in every particular, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative. The voting powers, if any, of each such series and the preferences and relative, participating, optional and other special rights of each such series and the qualifications, limitations and restrictions thereof, if any, may differ from those of any and all other series at any time outstanding; and the Board of Directors of the Corporation is hereby expressly granted authority to fix, in the resolution or resolutions providing for the issue of a particular series of Preferred Stock, the voting powers, if any, of each such series and the designations, preferences and relative, participating, optional and other special rights of each such series and the qualifications, limitations and restrictions thereof to the full extent now or hereafter permitted by this Certificate of Incorporation and the laws of the State of Delaware.

          (d) Except as set forth in that certain Shareholders' Agreement, dated as of May 22, 1997, among the Corporation and the holders of shares of the Company's Common Stock, the stockholders of the Corporation shall have no preemptive right to acquire additional shares of stock of any class or series of the Corporation, or any securities of the Corporation convertible into such shares.

          FIFTH: The name and mailing address of the incorporator are Stephen M. Besen, Esq., c/o Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153.

          SIXTH: In furtherance and not in limitation of the powers conferred by law, subject to any limitations contained elsewhere in this Certificate of Incorporation, the by-laws of the Corporation may be adopted, amended or repealed by a majority of the Board of Directors of the Corporation, but any by-laws adopted by the Board of Directors may be amended or repealed by the stockholders entitled to vote thereon. Election of directors need not be by written ballot.

          SEVENTH: (a) RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended, against all expense, liability and loss (including attorneys' fees, judgment, fines, amounts paid or to be paid in settlement, and excise taxes or penalties arising under the Employee Retirement Income Security Act of 1974, as in effect from time to time) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director or officer, and shall inure to the benefit of such person's heirs, executors and administrators; PROVIDED, HOWEVER, that, except as provided in paragraph (b) of this Article, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred in this Article shall be a contract right and shall include the right to have the Corporation pay the expenses incurred in defending any such proceeding in advance of its final disposition; any advance payments to be paid by the Corporation within 20 calendar days after the receipt by the Corporation of a statement or statements from the claimant requesting such advance or advances from time to time; PROVIDED, HOWEVER, that, if and to the extent the DGCL requires, the payment of such expenses incurred by a director or officer in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such director or officer is not entitled to be indemnified under this Article or otherwise. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to have the Corporation pay the expenses incurred in defending any proceeding in advance of its final disposition, to any employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

          (b) RIGHT OF CLAIMANT TO BRING SUIT. If a claim under section (a) of this Article is not paid in full by the Corporation within 30 calendar days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standard of conduct which makes it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because the claimant has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

          (c) NON-EXCLUSIVITY OF RIGHTS. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article Seventh shall not be exclusive of any other right which any person (including, without limitation, any person other than an officer or director of the Corporation) may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, By-Laws, agreement, vote of stockholders or disinterested directors or otherwise. No repeal, modification or amendment of, or adoption of any provision inconsistent with, this Article Seventh, or, to the fullest extent permitted by applicable law, any modification of law, shall in any way diminish or adversely affect the rights of any director or officer of the Corporation hereunder in respect of any occurrence or matter arising prior to any such repeal, amendment, adoption or modification.

          (d) INSURANCE. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

          (e) SEVERABILITY. If any provision of this Article Seventh shall be held to be invalid, illegal or unenforceable for any person whatsoever: (1) the validity, legality and enforceability of the remaining provisions of this Article (including, without limitation, each portion of any paragraph of this Article containing any such provision held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of this Article (including, without limitation, each such portion of any paragraph of this Article containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

          EIGHTH: No director of the Corporation shall be personally liable to the Corporation or any stockholder for monetary damages for breach of fiduciary duty as a director, except for any matter in respect of which such director shall be liable under Section 174 of Title 8 of the Delaware Code (relating to the DGCL) or any amendment thereto or successor provision thereto or shall be liable by reason that, in addition to any and all other requirements for such liability, such director (i) shall have breached the duty of loyalty to the Corporation or its stockholders, (ii) shall not have acted in good faith or, in failing to act, shall not have acted in good faith, (iii) shall have acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law or (iv) shall have derived an improper personal benefit. Neither the amendment nor repeal of this Article nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article, shall eliminate or reduce the effect of this Article in respect of any matter occurring, or any cause of action, suit, or claim that, but, for this Article would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision. If the DGCL is amended after approval by the stockholders of this Article Eighth to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

          IN WITNESS WHEREOF, the undersigned had duly executed this Certificate of Incorporation in this 17th day of September, 1998.


                                                     /s/ Stephen M. Besen
                                                     ---------------------------
                                                     Stephen M. Besen
                                                     Sole Incorporator

                            CERTIFICATE OF AMENDMENT

                                     TO THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                            VON HOFFMANN CORPORATION

                  Von Hoffmann Corporation (the "Corporation"), a corporation organized and existing under and by virtue of the Delaware General Corporation Law ("DGCL"), does hereby certify pursuant to Section 242 of the DGCL:

                  FIRST: That, on February 21, 2002, the Board of Directors of the Corporation duly adopted resolutions setting forth proposed amendments to the Certificate of Incorporation of the Corporation, declaring such amendments advisable, and submitted the amendments to the stockholders of the Corporation for consideration thereof. The resolutions setting forth the proposed amendments are as follows:

                           RESOLVED, that the Board of Directors of the
                  Corporation deems it advisable and in the best interest of the Corporation to amend the Corporation's Certificate of Incorporation in order to change the name of the Corporation to "Von Hoffmann Holdings Inc." and to increase the number of shares that the Corporation is authorized to issue; and further

                           RESOLVED, that Article FIRST of the Certificate of
                  Incorporation of the Corporation be amended, so that, as amended, said Article shall be and read as follows:

                           "FIRST:  The name of the Corporation (which is
                  hereinafter referred to as the "Corporation") is:

                                    Von Hoffmann Holdings Inc."

                  ; and further

                           RESOLVED, that paragraph (a) of Article FOURTH of the
                  Certificate of Incorporation of the Corporation be amended and restated, so that, as amended and restated, said paragraph (a) of Article FOURTH shall be and read as follows:

                           "FOURTH: (a) The total number of shares of capital
                  stock which the Corporation shall have authority to issue is 152 million, of which 150 million shares, with the par value of $.01 per share, shall be designated Common Stock, and two million shares, with the par value of $.01 per share, shall be designated Preferred Stock."

                  SECOND: That, in lieu of a meeting and vote of stockholders and in accordance with Section 228 of the DGCL, by Written Consent, dated February 21, 2002, the holders of a majority of the outstanding shares of common stock entitled to vote thereon, and a majority of the holders of each class of stock entitled to vote thereon as a class, voted in favor of the amendments.

                  THIRD: That the aforesaid amendments to the Certificate of Incorporation of the Corporation were duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the DGCL.

                  FOURTH: That the aforesaid amendments to the Corporation's Certificate of Incorporation shall be effective on February 22, 2002, following the filing by the Corporation of this Certificate of Amendment with the Secretary of State of the State of Delaware.


                  IN WITNESS WHEREOF, Von Hoffmann Corporation has caused this Certificate of Amendment to be executed by its Executive Vice President this 22nd day of February, 2002.


                                            VON HOFFMANN CORPORATION


                                            By: /s/ Peter C. Mitchell
                                               ----------------------------
                                            Name:  Peter C. Mitchell
                                            Title: Executive Vice President


                                       2